RELEASE AND INDEMNIFICATION AGREEMENT

         THIS RELEASE AND INDEMNIFICATION AGREEMENT ("Agreement") is made as of the 31st day of October, 1998 by and among SFORZA ENTERPRISES, INC., CASTLE ROOM, INC., CLEMATIS BISTRO CORPORATION and SUSHI ENTERPRISES, INC., each a Florida corporation (individually "Company" and collectively "Companies") and DENNIS MAX, BURT RAPOPORT and DAN CATALFUMO (referred to individually as "Indemnitee" and collectively as "Indemnitees"). Each Company shall be jointly and severally liable hereunder with each of the other Companies.

                             PRELIMINARY STATEMENT:

         As a material inducement to Indemnitees and their affiliates to enter into that certain Agreement with the Companies of even date herewith pursuant to which, amony other things, Indemnitees are resigning as officers and directors of certain of the Companies, the Companies have agreed to release and indemnify the Indemnitees, and the Indemnitees have agreed not to sue the Companies, as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the undertakings of the parties described above, the Companies hereby agree as follows:

         1. Release: Covenant. Each of the Companies hereby remises, releases, acquits, satisfies, and forever discharges each of the Indemnitees from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which said Companies ever had, now has, or which any personal representative, successor, heir or assign of said Companies, hereafter can, shall or may have, against said Indemnitees for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of these presents. Indemnitees hereby covenant and agree that from the date of this Agreement to the date on which any claim is made against any of the Indemnitees by or in the name of any of the Companies, Indemnitees shall not initiate any suit or action at law against any of the Companies with respect to acts or omissions of any of the Companies occurring prior to the date of this Agreement.


         2. Indemnification. To the fullest extent permitted by Florida law, the Companies hereby agree to defend, indemnify and otherwise hold harmless Indemnitees, their heirs, personal representatives, administrators, successors and assigns from and against any and all claims, suits, actions or threatened actions (including, but not limited to any action by or in the right of a Company or its shareholders and regardless of whether the same be civil, criminal, administrative, investigative or otherwise), injuries, losses, liabilities, damages, causes of action and expenses of any nature ("Indemnified Loss"), arising, directly or indirectly, by reason of the fact that he is or was an officer, director, employee, agent of one or more of the Companies or any subsidiary (direct or indirect) of any Company or by reason of any act or omission occurring while he served in such capacity (each an "Indemnified Matter").

         "Indemnified Loss" shall include, but shall not be limited to, all costs, attorneys' fees (including all appellate levels), expenses, liabilities, fines, judgements and amounts paid in settlement thereof, which are actually and reasonably incurred by or imposed upon Indemnitees, or which arise in connection with such action, suit or proceeding. "Indemnified Loss" shall also include but not be limited to any and all expenses that any Indemnitee incurs to enforce his rights pursuant to this Agreement, including, but not limited to, pursuing an order for specific enforcement of any of the provisions, conditions, covenants or restrictions contained herein.

         This Agreement shall be construed to provide each Indemnitee with the most favorable rights to indemnification and advancement of expenses that can be given under Florida law as to any Indemnified Matter, and to avoid any payment or expense by any Indemnitee in connection with any Indemnified Matter. The only limitation on indemnification and advancement of expenses as to any given Indemnified Matter shall be to the extent of a judgement or other final adjudication, within the ,meaning of Florida Statutes Section 607.0850(7), that establishes that the Indemnitee's actions, or omissions to act, were material to the cause of action and constitute:

            a. A violation of the criminal law, unless the Indemnitee had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

            b. A transaction from which the Indemnitee derived an improper personal benefit;

            c. In the case of a director, a circumstance under which the liability provisions of Florida Statutes Section 607.0834 are applicable; or

            d. Willful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         Until any such a final adjudication occurs with respect to a matter, however, the Companies shall indemnify, defend, hold harmless and advance expenses to each Indemnitee with respect to such Indemnified Matter to the full extent set forth herein, without regard to the aforedescribed limitation.

         3. Defense of Indemnified Matters.

            a. Within fifteen (15) business days after receipt of notice of commencement of any action or claim by any third-party (including any governmental authority) before any court or other governmental authority of competent jurisdiction (but in any event at least 10 business days preceding the date on which an answer or other pleading must be served in order to prevent a judgment by default in favor of the third-party claimant), Indemnitee shall give Companies written notice thereof, together with a copy of such claim, process or other legal pleading, which notice shall be provided by overnight express mail. Upon receipt of such notice, the Companies shall undertake the defense of such claim through the law firm of Ruden, McClosky, Smith, Schuster & Russell, P.A., or, if that firm is unable or unwilling to accept such representation, by another firm reasonably acceptable to the Indemnitee, and shall promptly confirm such undertaking to the Indemnitee in writing. Notwithstanding the Companies' undertaking of such defense, the Indemnitee shall have the right, at its own expense, to engage its own counsel and participate in the defense of such claim, and no settlement or compromise of such claim shall be made without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld. In connection with any defense undertaken by the Companies in accordance with this Section 3(a), the Indemnitee will cooperate with all reasonable requests of the Companies.

            b. If the Companies by the fifteenth (15th) business day after receipt of notice of commencement of any such claim (or such earlier date which is five (5) days before the date on which the answer or other responsive pleading must be filed in order to prevent judgment by default in favor of the third-party claimant), does not undertake the defense of such claim, or if the Indemnitee reasonably determines that the Companies or any of them have a conflict of interest with respect to such claim or the vigorous defense thereof, the Indemnitee (upon further written notice to the Companies) shall have the right to undertake and control the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Companies. To the fullest extent permitted by Florida law, the Companies shall advance to each Indemnitee, within ten (10) days of each written demand by an Indemnitee therefor, Indemnitees' costs and expenses incurred in defending any civil or criminal proceeding pursuant to this Section 3(b).

         4. Miscellaneous

            a. Notices. All notices and other communications required or permitted hereunder shall be in writing and, except as otherwise noted herein, shall be deemed effectively given upon personal delivery, delivery by nationally recognized courier or upon deposit with the United States Post Office, (by first class mail, postage prepaid) addressed:

         If to the Companies:             c/o Sforza Enterprises, Inc.
                                          222 Clematis Street
                                          Suite 202
                                          West Palm Beach, Florida 33401

         If to Dennis Max:                Unique Restaurant Concepts, Inc.
                                          490 East Palmetto Park Road
                                          Suite 110
                                          Boca Raton, Florida 33432

         If Burt Rapoport:                Unique Restaurant Concepts, Inc.
                                          490 East Palmetto Park Road
                                          Suite 110
                                          Boca Raton, Florida 33432

         If to Dan Catalfumo:             Catalfumo Companies
                                          4300 Catalfumo Way
                                          Palm Beach Gardens, Florida 33410

Any party change the address to which notices are to be addressed by giving the other party notice in the manner herein set forth.

            b. Entire Agreement. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained.

            c. Amendment. The parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, "Amendent") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

            d. No Waiver. No waiver of any provision of this Agreement shall be effective, unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

            e. Counterparts. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

            f. Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            g. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Florida, and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

            h. Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                COMPANIES:

                                SFORZA ENTERPRISES, INC., a Florida corporation


                                By:/s  Gerald J. Visconti, Jr.
                                   -----------------------------------------

                                CASTLE ROOM, INC., a Florida corporation


                                By:/s Dale Brisson
                                   -----------------------------------------

                                CLEMATIS BISTRO CORPORATION,
                                a Florida corporation


                                By:/s Dale Brisson
                                   -----------------------------------------

                                SUSHI ENTERPRISES, INC., a Florida corporation


                                By:/s Dale Brisson
                                   -----------------------------------------

                                Title: President
                                   -----------------------------------------


                                INDEMNITEES:

                                /s  DENNIS MAX
                                ---------------------------------------------
                                DENNIS MAX

                                /s  BURT RAPOPORT
                                ---------------------------------------------
                                BURT RAPOPORT

                                /s DAN CATALFUMO
                                ---------------------------------------------
                                DAN CATALFUMO

                                    EXHIBIT B

               Form of Amendment to Limited Partnership Agreement